UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): May 31, 2011
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 7.01 Regulation FD Disclosure.
     In its opening remarks at the Morgan Stanley Retail Conference on May 25, 2011, the management of Chico’s FAS, Inc. (the Company) said that the Company, “was only expecting SG&A dollars to be up 2%, but as a rate of sales, it should decline significantly.”
     The statement should have been prefaced with the following: “excluding the impact of new store openings on SG&A dollars...” In the Company’s prepared remarks during its first quarter 2011 earnings conference call on May 18, 2011, management stated that Chico’s FAS, Inc. would open 30 net new stores during the fiscal second quarter 2011 resulting in approximately 100 more stores by the end of second quarter 2011 versus second quarter 2010.
     A copy of the Thomson Reuters StreetEvents final transcript of the Chico’s FAS, Inc. presentation at the Morgan Stanley Retail Conference on May 25, 2011 is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits:

Exhibit 99.1	Transcript of Chico’s FAS, Inc. presentation at Morgan Stanley Retail Conference

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: May 31, 2011	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President – Chief
Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Transcript of Chico’s FAS, Inc. presentation at Morgan Stanley Retail Conference